UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2018, Clear Channel Outdoor Holdings, Inc. (the “Company”), certain lenders party thereto (the “Required Lenders”) and Deutsche Bank AG New York Branch, in its capacity as administrative agent (the “Agent”), entered into an Amended and Restated Waiver and Consent No. 1 (the “A&R Waiver”) with respect to that certain Credit Agreement, dated as of August 22, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the A&R Waiver, the Required Lenders and the Agent granted (i) a one-time temporary waiver of compliance by the Company with the financial statement, compliance certificate and certain other information and delivery requirements set forth in the Credit Agreement for the Company’s fiscal year ended December 31, 2017 and (ii) a one-time temporary waiver of compliance by the Company with the financial statement, compliance certificate and certain other information and delivery requirements set forth in the Credit Agreement for the Company’s fiscal quarter ended March 31, 2018. Pursuant to the A&R Waiver, the Company is required to provide (i) the financial statements and related deliverables related to the Company’s fiscal year ended December 31, 2017 no later than May 15, 2018 and the related compliance certificate no later than May 22, 2018 (collectively, the “Extended Annual Delivery Requirements”), and (ii) the financial statements and related deliverables related to the Company’s fiscal quarter ended March 31, 2018 no later than May 29, 2018 and the related compliance certificate no later than June 5, 2018 (collectively, the “Extended Quarterly Delivery Requirements”). In the event that (i) any of the Extended Annual Delivery Requirements are not satisfied, the A&R Waiver will be disregarded for purposes of the Credit Agreement and the Required Lenders will be deemed to have delivered a written notice of default on March 31, 2018, or (ii) any of the Extended Quarterly Delivery Requirements are not satisfied, the A&R Waiver will be disregarded for purposes of the Credit Agreement and the Required Lenders will be deemed to have delivered a written notice of default on May 15, 2018. Pursuant to the Credit Agreement, the Company would have 60 days from (i) March 31, 2018 in the case of failure to deliver the Extended Quarterly Delivery Requirements and (ii) May 15, 2018 in the case of the Extended Quarterly Delivery Requirements, to cure such default.

The A&R Waiver includes customary representations and does not limit, impair or constitute a waiver of the rights and remedies of the lenders or the Agent, and except as expressly provided in the A&R Waiver, does not amend or affect the terms of the Credit Agreement.

The foregoing is only a summary of the material terms of the A&R Waiver and does not purport to be complete, and is qualified in its entirety by reference to the A&R Waiver, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Waiver and Consent No. 1, dated as of April 27, 2018, by and among Clear Channel Outdoor Holdings, Inc., as borrower, the lenders party thereto, and Deutsche Bank AG New York Branch, in its capacity as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: April 30, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary

2